Exhibit (h)(8)

Execution Copy

AMENDMENT

TO

ADMINISTRATIVE AGENCY AGREEMENT

THIS AMENDMENT (this “Amendment”) to the ADMINISTRATIVE AGENCY AGREEMENT, dated April 28, 2020 (the “Agreement”), is made and effective as of April 5, 2024, by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the “Administrator”), and PARNASSUS INVESTMENTS, LLC (the “Advisor”), a Delaware limited liability company and the successor-in-interest to Parnassus Investments, a California corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, as amended to date, the Administrator has been appointed to provide certain services to the Trust and its Portfolios as sub-administrator; and

WHEREAS, the Trust, on behalf of its Portfolios, and the Administrator desires to amend the Agreement as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1.	Amendment to Appendix B. Appendix B to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix B.

2.	Representations and Warranties. Each party represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.

As amended hereby, all terms and conditions of the Agreement are hereby ratified and affirmed as of the date hereof and are extended to give effect to the terms hereof. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

b.

This Amendment may be executed and delivered in counterparts (through facsimile transmission or otherwise in writing), each such counterpart shall be deemed an original, and all such counterparts, together, shall constitute the same Amendment.

c.	This Amendment shall be governed by and construed in accordance with the laws and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

Execution Copy

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Administrative Agency Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Hugh Bolton
Name:	Hugh Bolton
Title:	Principal
Date:	5 April 2024

PARNASSUS INVESTMENTS

on behalf of and for the account of each Portfolio listed on Appendix A to the Agreement

By:	/s/ Marc C. Mahon

Name:	Marc C. Mahon

Title:	EVP, COO and CFO

Date:	4-4-2024

Execution Copy

APPENDIX B TO

ADMINISTRATIVE AGENCY AGREEMENT

Administrative Services

Fund Accounting Services

The Administrator will provide the following fund accounting services to the Portfolios each day that the Portfolios and the New York Stock Exchange (“NYSE”) is open (each a “Business Day”): transaction processing and review, custodial reconciliation, securities pricing and investment accounting.

Transaction Processing and Review. The Administrator shall input and reconcile the Portfolio’s investment activity including with respect to:

•	Investment taxlots and transaction activity

•	Income

•	Dividends

•	Principal paydowns

•	Capital activity

•	Expense accruals

•	Cash activity

•	Corporate Reorganizations

Custodial Reconciliation. The Administrator shall reconcile the following positions of the Portfolios against the records of the Custodian:

•	Securities holdings

•	Cash including cash transfers, fees assessed and other investment related cash transactions

•	Trade settlements

Securities Pricing. The Administrator shall update each security position of the Portfolios as to the following:

•	Market prices obtained from approved sources including those listed on Appendix C or Fair Valuations obtained from an Authorized Person of the Portfolios

•	Mark to market of non-base receivables/payables utilizing approved foreign exchange quotations as quoted in Appendix C

•	Mark to market of non-base currency positions utilizing the approved sources quoted in Appendix C or Fair Valuations obtained from an Authorized Person

Investment Accounting. The Administrator shall provide the following investment accounting services to the Portfolios:

•	Amortization/accretion at the individual tax lot level

•	General ledger entries

•	Book value calculations

•	Trade Date + 1 accounting

•	Calculation of indicative Net Asset Value Per Share (“NAV”) as of the close of business of the NYSE

•	Calculation of 12 Official month end valuations per annum

•	Monthly accounting package to be delivered for client review and approval

B-1

Financial Reporting

•	The Administrator shall accumulate information for and prepare

•

Within an agreed upon production cycle, reports for the Trust as agreed to by the parties, including one annual streamlined shareholder report and one semi-annual streamlined shareholder report per share class for each Portfolio per fiscal year, such preparation includes the coordination of all printer and author edits, the review of printer drafts and the coordination of the audit of the Portfolio by its independent public auditor (e.g. manage open items lists, host weekly audit meeting, etc.)

Regulatory Reporting Services

The Administrator shall perform the following regulatory services for the Trust:

•	Assist the Trust in preparing one annual Form N-PX filing per calendar year

•	Review and comment on shareholder reports and coordinate with BBH&Co.’s financial reporting personnel

•	Prepare and file one annual report and one semi-annual report on Form N-CSR

•	Prepare and file one annual Rule 24f-2 Notice

•	Prepare monthly reports for Form N-PORT

•	Prepare one annual report on Form N-CEN

•	In accordance with Rule 31a-2 under the 1940 Act, maintain those records received or created by the Administrator, which are required to be maintained by Rule 31a-1(b)(4) under the 1940 Act

Tax Support Services

The Administrator shall provide the following tax support services to the Trust:

•	Prepare fiscal year-end and excise tax provisions and distribution calculations;

•	Prepare monthly, quarterly and annual income distributions as described in each Portfolio’s prospectus

•	Provide any tax analysis of portfolio transactions

•	Prepare capital gain distribution(s) including spillback amounts as required

•	Prepare tax-related ROCSOP entries for fund accounting purposes

•	Prepare FINCEN filings

•

Review required tax disclosures (such as tax cost, long-term capital gain, tax-exempt designation, foreign tax credits, dividend-received deductions, and qualified dividend income pass throughs) in the Trust’s financial statements

•	Assist Portfolio’s auditors, as is reasonably necessary, with federal, state and local (if any) income and excise tax returns, including tax return extension requests, for signature by the Trust

•	Prepare shareholder year-end tax information, including 1099-NEC

•	Calculate the amounts and characterizations of distributions declared during the calendar year for Form 1099-DIV reporting

•	Provide analysis and necessary adjustments based on passive foreign investment companies (“PFICs”) that have been identified by the Trust and communicated to the Administrator

•

Consult with the Trust’s Authorized Persons on their management and/or investment strategy regarding straddles identified by the Trust and communicated to the Administrator and provide necessary adjustments

B-2

Performance Measurement Services

The Administrator shall provide the following services related to calculating and reporting the Trust’s performance:

•	Calculate time weighted total returns for the Trust (both absolutely and relative to the benchmark) and report such returns as agreed to by the parties.

•	Provide and review the Trust’s performance information disclosed in its financial statements.

•	Daily Performance Reporting

•	Monthly Performance

•	Monthly Synthetic Performance

•	Growth of 10k

•	Best and Worst Quarter

•	After Tax Reporting

•	As of Reporting Semi Annual

B-3